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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 (No. 333-50548) of our reports dated October 18, 1999 relating to the consolidated financial statements and financial statement schedule of Leap Wireless International, Inc., which appear in Leap Wireless International, Inc.'s Annual Report on Form 10-K for the year ended August 31, 1999. We also consent to the incorporation by reference of our reports dated October 30, 2000 relating to the consolidated financial statements and financial statement schedule of Leap Wireless International, Inc., which appear on Form 10-K for the transition period from September 1, 1999 to December 31, 1999. We also consent to the incorporation by reference of our report dated May 16, 2000 relating to the consolidated financial statements of Chase Telecommunications Holdings, Inc., which appears in the Current Report on Form 8-K/A Amendment No. 1 dated March 17, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP

San Diego, California
December 14, 2000